UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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PENN ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On June 9, 2025, PENN Entertainment, Inc. (the “Company”) issued the following press release.

Leading Proxy Advisory Firm Glass Lewis Recommends Shareholders Vote “FOR” Both of

PENN Entertainment’s Director Nominees on the WHITE Proxy Card

Report Highlights the Company’s Extensive Review of HG Vora’s Nominees and Highly-Qualified, Refreshed Board

Recommendation Makes Clear There Are Two Director Seats Available for Election to the Company’s

Board, and that PENN and HG Vora Support the Same Two Nominees –

Johnny Hartnett and Carlos Ruisanchez

WYOMISSING, Pa. – June 9, 2025 – PENN Entertainment, Inc. (Nasdaq: PENN) (“PENN” or the “Company”) today announced that leading independent proxy advisory firm Glass, Lewis & Co. (“Glass Lewis”) has recommended that shareholders vote “FOR” PENN’s two director nominees – Johnny Hartnett and Carlos Ruisanchez – on the Company’s WHITE proxy card in connection with the Company’s upcoming 2025 Annual Meeting of Shareholders (the “Annual Meeting”) on June 17, 2025.

In its report dated June 9, 2025, Glass Lewis noted:1

•	“… the addition of Hartnett and Ruisanchez appears likely to enhance board oversight of PENN’s capital allocation and digital strategy...”
•	“Based on our review, we believe certain aspects of Clifford’s profile may overlap with existing or anticipated members of the board … the board’s assertion that his background is not sufficiently differentiated – and its unanimous decision not to support him despite backing two other dissident nominees – raises questions as to whether he would bring distinctive value at this time.”
•	“… we do not find sufficient evidence that the board acted in bad faith or with the primary purpose of entrenchment. The Company did evaluate all three HG Vora nominees, including through interviews, and provided detailed rationale for its decisions.”
•	“PENN operates in the highly regulated gaming industry, where director nominees must undergo multi-jurisdictional licensing reviews. These constraints delayed HG Vora’s ability to submit nominations…”

Additionally, Glass Lewis’ report makes clear that there are two Board seats available for election to the PENN Board:

•	“The Dissident’s third nominee, William Clifford, is not eligible for election at this meeting absent a reversal of the board’s recent decision to reduce its size or a favorable court ruling, neither of which appears likely to occur prior to the meeting date.”
•	“[PENN] made its board size and class size decision [for the 2025 Annual Meeting] in the context of an already full board with a retiring director. Moreover, the Company’s rationale … aligns with how the board has historically filled (or declined to fill) vacated seats … we do not find clear and compelling evidence that the board acted in bad faith…”

PENN issued the following statement:

We are pleased Glass Lewis recognizes the Board’s thorough review of all three of HG Vora’s nominees, our responsiveness to shareholder feedback regarding refreshment and the rigorous regulatory oversight of the gaming industry, in particular the restrictions imposed related to our engagement with HG Vora. Glass Lewis also acknowledges the strength and depth of the skills and experience our directors bring, in addition to our significant refreshment efforts.

As we communicated to shareholders on May 19, 2025, we made the decision not to solicit proxies for the PENN White Card over the HG Vora Gold Card given that votes for Messrs. Hartnett and Ruisanchez on either card will be counted at the Annual Meeting.

1 Permission to use quotations was neither sought nor obtained.

Following their elections, 75% of PENN’s directors will have joined the Board since 2019.

The PENN Board and management team remain committed to prioritizing the best interests of all shareholders, and look forward to further advancing PENN’s strategy to deliver long-term value with a strengthened Board following the Annual Meeting.

For additional information, please reference PENN’s Annual Meeting materials.

About PENN Entertainment, Inc.

PENN Entertainment, Inc., together with its subsidiaries (“PENN,” or the “Company”), is North America’s leading provider of integrated entertainment, sports content, and casino gaming experiences. PENN operates in 28 jurisdictions throughout North America, with a broadly diversified portfolio of casinos, racetracks, and online sports betting and iCasino offerings under well-recognized brands including Hollywood Casino®, L’Auberge®, ESPN BET™, and theScore BET Sportsbook and Casino®. PENN’s ability to leverage its partnership with ESPN, the “worldwide leader in sports,” and its ownership of theScore™, the top digital sports media brand in Canada, is central to the Company’s highly differentiated strategy to expand its footprint and efficiently grow its customer ecosystem. PENN’s focus on organic cross-sell opportunities is reinforced by its market-leading retail casinos, sports media assets, and technology, including a proprietary state-of-the-art, fully integrated digital sports and iCasino betting platform, and an in-house iCasino content studio (PENN Game Studios). The Company’s portfolio is further bolstered by its industry-leading PENN Play™ customer loyalty program, offering its over 32 million members a unique set of rewards and experiences.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “goal,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward-looking statements include, but are not limited to, statements regarding: the Company’s expectations of future results of operations and financial condition, including, but not limited to, projections of revenue, Adjusted EBITDA, Adjusted EBITDAR and other financial measures; the assumptions provided regarding the guidance, including the scale and timing of the Company’s product and technology investments; the Company’s expectations regarding results and customer growth and the impact of competition in retail/mobile/online sportsbooks, iCasino, social gaming, and retail operations; the Company’s development and launch of its Interactive segment’s products in new jurisdictions and enhancements to existing Interactive segment products, including the content for the ESPN BET and theScore BET and the further development of ESPN BET and theScore BET on our proprietary player account management system and risk and trading platforms; the benefits of the Sportsbook Agreement between the Company and ESPN; the Company’s expectations regarding its Sportsbook Agreement with ESPN and the future success of ESPN BET; the Company’s expectations with respect to share repurchases; the Company’s expectations with respect to the integration and synergies related to the Company’s integration of theScore and the continued growth and monetization of the Company’s media business; the Company’s expectations that its portfolio of assets provides a benefit of geographically-diversified cash flows from operations; management’s plans and strategies for future operations, including statements relating to the Company’s plan to expand gaming operations through the implementation and execution of a disciplined capital expenditure program at our existing properties, the pursuit of strategic acquisitions and investments, and the development of new gaming properties, including the development projects and the anticipated benefits; improvements, expansions, or relocations of our existing properties; entrance into new jurisdictions; expansion of gaming in existing jurisdictions; strategic investments and acquisitions; cross-sell opportunities between our retail gaming, online sports betting, and iCasino businesses; our ability to obtain financing for our development projects on attractive terms; the timing, cost and expected impact of planned capital expenditures on the Company’s results of operations; and the actions of regulatory, legislative, executive, or judicial decisions at the federal, state, provincial, or local level with regard to our business and the impact of any such actions.

Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include: the effects of economic and market conditions in the markets in which the Company operates or otherwise, including the impact of global supply chain disruptions, price inflation, changes in interest rates, economic downturns, changes in trade policies, and geopolitical and regulatory uncertainty; competition with other entertainment, sports content, and gaming experiences; the timing, cost and expected impact of product and technology investments; risks relating to operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions; our ability to successfully acquire and integrate new properties and operations and achieve expected synergies from acquisitions; the availability of future borrowings under our Amended Credit Facilities or other sources of capital to enable us to service our indebtedness, make anticipated capital expenditures or pay off or refinance our indebtedness prior to maturity; the impact of indemnification obligations under the Barstool SPA; our ability to achieve the anticipated financial returns from the Sportsbook Agreement with ESPN, including due to fees, costs, taxes, or circumstances beyond the Company’s or ESPN’s control; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the Company and ESPN to terminate the Sportsbook Agreement between the companies; the ability of the Company and ESPN to agree to extend the initial 10-year term of the Sportsbook Agreement on mutually satisfactory terms, if at all, and the costs and obligations of such terms if agreed; the outcome of any legal proceedings that may be instituted against the Company, ESPN or their respective directors, officers or employees; the ability of the Company or ESPN to retain and hire key personnel; the impact of new or changes in current laws, regulations, rules or other industry standards; the impact of activist shareholders; adverse outcomes of litigation involving the Company, including litigation in connection with our 2025 annual meeting of shareholders; our ability to maintain our gaming licenses and concessions and comply with applicable gaming law, changes in current laws, regulations, rules or other industry standards, and additional factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements except as required by law. Considering these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.

Contacts

Mike Nieves

SVP, Finance & Treasurer

PENN Entertainment, Inc.

610-373-2400